UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K



        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 19, 2002

                        Commission File Number 001-15977

                                FLOOR DECOR, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                    13-4051167
     (State or other jurisdiction of                      (IRS Employer
     Incorporation or organization)                   Identification Number)

 6001Powerline Road, Ft. Lauderdale, FL                       33309
(Address of principal executive offices)                    (Zip Code)

                                 (954) 351-9833
              (Registrant's telephone number, including area code)


Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

On February 4, 2002, pursuant to a Stock Purchase Agreement dated December 1, 2001 and amended on February 4, 2002 between the Registrant and Eagle Eye Scandinavian Distribution Limited, an English private limited company ("Eagle Eye"), the Registrant purchased all of the outstanding stock of Eagle Eye.

Eagle Eye is the exclusive distributor in certain European countries of the Eagle Eye VCG2, a vehicle communications gateway which combines telecommunications and Global Positioning System (GPS) technologies to provide security and communications solutions for fleet vehicle management. The Registrant expects to continue Eagle Eye operations.

The Purchase price for Eagle Eye Scandinavian Distribution Limited was 7,000,000 shares of Floor Decor, Inc. common stock.

In connection with the Eagle Eye Acquisition, the following additional transactions were agreed to. First, one of the selling stockholders of Eagle Eye agreed to convert approximately (pound)2.3m of indebted ness owed to him by Eagle Eye into shares of Registrant Common Stock 45 days after the closing of the Eagle Eye Acquisition, on the same terms as the Debt- Equity Conversion Offer. Second, the Registrant's Chief Executive Officer and certain other note holders, agreed to convert approximately $1.2 million of indebtedness that the Registrant owes to them into shares of Registrant Common Stock 45 days after the closing of the Eagle Eye Acquisition, on the same terms as the Debt- Equity Conversion Offer.


ITEM 5. OTHER EVENTS AND REGULATION F.D. DISCLOSURE

During December 2001 and January 2002 the Company, in order to raise new capital, entered into private placement transactions with individual investors pursuant to subscription documents which include the following:

1.       Subscription Agreement
2.       Registration Rights Agreement
3.       Warrant Agreement
4.       List of Risk Factors

These documents are filed herewith as Exhibits 4.1 through 4.4.

In these private placement transactions (collectively, the "Private Placement"), the Registrant sold shares of its Common Stock at a price of $0.40 per share (the "Private Placement Price"). For each share of Common Stock purchased, the investor also received a warrant representing the right to purchase one additional share of Common Stock at a price of $0.75 per share (the " Warrants"). The Company raised approximately $1.4 million through these transactions.

On January 24, 2001 the Registrant offered all of its debt holders an opportunity to convert their Registrant debt to shares of Common Stock on the same terms as the Private Placement (the "Debt Equity Conversion Offer"). The Registrant made the Debt-Equity Conversion Offer available for a period of 14 days commencing on January 24, 2002.

The form of letter offering the Debt-Equity Conversion Offer is filed herewith as Exhibit 4.5.

Four holders of the Registrant debt accepted the Debt-Equity Conversion Offer to convert an aggregate amount of approximately $780,000 into shares of Common Stock.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. It is impracticable to provide the financial statements relative to the acquired business described in Item 2 at the time this report on Form 8-K is filed. The Registrant intends to file the required financial statements as soon as possible, but no later than 60 days from the date of this filing.

(b) PRO FORMA FINANCIAL INFORMATION. It is impracticable to provide the pro forma financial information relative to the acquired business described in Item 2 at the time this report on Form 8-K is filed. The Registrant intends to file the require pro forma financial information as soon as practicable, but no later than 60 days from the date of filing.

Exhibits.

(2)      Plan of Acquisition, Reorganization, Arrangement, Liquidation or
         Succession.

     2.2 Stock Purchase Agreement among Floor Decor, Inc., Eagle Eye Scandinavian Distribution Limited ("Eagle Eye") and the Stockholders of Eagle Eye dated December 1, 2001, as amended by an Amendment to Stock Purchase Agreement, is attached hereto as Exhibit 2.

(4) Instruments defining the rights of security holders including indentures.

4.1      Form of Subscription Agreement.
4.2      Form of Registration Rights Agreement.
4.3      Form of Warrant Agreement.
4.4      Risk Factors

(99)     Other

      99.1Press Release dated February 4, 2002.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FLOOR DECOR, INC.




/S/                 Chief Executive Officer and Director       February 19, 2002
Alvin J. Nassar


/S/                 Executive Vice President & Chief           February 19, 2002
Michael Carrender   Financial Officer   (Principal Financial
                    and Accounting Officer)